UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2017

AUXILIO, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27507	88-0350448
(Commission File Number)	(I.R.S. Employer Identification No.)

27271 Las Ramblas, Suite 200
Mission Viejo, California  92691
 (Address of principal executive offices)

(949) 614-0700
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
Item 2.01  Completion of Acquisition or Disposition of Assets.
Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02  Unregistered Sales of Equity Securities.
Item 5.02  Departure or Directors or Principal Officers, Election of Directors, Appointment of Principal Officers

Acquisition of CynergisTek, Inc.

Stock Purchase Agreement – CynergisTek, Inc.

On January 13, 2017, Auxilio, Inc. ("Auxilio" or the "Company") entered into a Stock Purchase Agreement (the "SPA") with CynergisTek, Inc., a Texas corporation ("CynergisTek"), Dr. Michael G. Mathews ("Mathews") and Michael H. McMillan ("McMillan," and together with Mathews, the "Stockholders"), pursuant to which Auxilio acquired 100% of the issued and outstanding shares of common stock (the "Shares") of CynergisTek from the Stockholders (the "CynergisTek Transaction").

Pursuant to the SPA, the purchase price paid for the Shares consisted of four components: the Cash Consideration, the Securities Consideration, the Debt Consideration, and the Earn-out Consideration.

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Cash Consideration.  Auxilio paid the Stockholders a cash payment of $15,000,000, less Closing Net Working Capital Deficit, Funded Indebtedness and Designated Transaction Expenses (defined as certain expenses of the Stockholders and certain expenses of CynergisTek). The net cash amount paid to the Stockholders was $14,202,644.76.

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Securities Consideration.  Auxilio issued a total of 1,166,666 shares of Auxilio common stock, par value $0.001 per share (the "Auxilio Stock") to the Stockholders, with each of the Stockholders receiving 583,333 shares.

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Debt Consideration.  Auxilio issued promissory notes totaling $9,000,000 to the Stockholders (the "Seller Notes"), with each of the Seller Notes having an initial principal amount of $4,500,000.  The Seller Notes bear interest at 8% per annum, are quarterly interest-only payments due during the first 12 months, quarterly payments of principal and interest due during the last 24 months, using a 36-month amortization period commencing from that point, with a balloon payment due on the maturity date.  Amounts due and owing under the Seller Notes are subordinate to the right of payment due under the AvidBank Loan (described below) pursuant to the Subordination Agreement.  Auxilio has the right to prepay all or any portion of the outstanding principal balance of the Seller Notes, provided that such prepayment is accompanied by accrued interest on the amount of principal prepaid, calculated to the date of such prepayment.

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Earn-out Consideration.   The Stockholders may be entitled to an additional $7,500,000 based upon the financial performance of CynergisTek after closing of the CynergisTek Transaction, to be calculated based upon EBITDA generated by the CynergisTek business during the earn-out period, which began as of January 1, 2017, and ends on December 31, 2021 (the "Earn-out Payments").

Pursuant to the SPA, CynergisTek and the Stockholders agreed to deliver to Auxilio certificates representing the Shares; the corporate record books of CynergisTek; and the employment agreements (described below). Auxilio agreed to deliver the Cash Consideration, the Securities Consideration, the Debt Consideration and the signed employment agreements.

CynergisTek is a top-ranked cybersecurity and privacy consulting firm focused on healthcare, and offers an array of solutions that help organizations measure privacy and security programs against regulatory requirements and assists in developing a best practice approach to risk management. Since 2004, CynergisTek has served as a partner to hundreds of healthcare providers, payers and vendors with a consulting team comprised of subject matter experts that have a passion for helping clients achieve success. CynergisTek is also dedicated to supporting and educating the industry by contributing to relevant associations such as HIMSS, AHIMA, HFMA, HCCA, AHIA, AHLA, IAPP and CHIME.

Auxilio management believes that the acquisition of CynergisTek will allow Auxilio to improve its ability to help clients and other healthcare industry participants to meet their IT security requirements.  Auxilio management believes that CynergisTek is a strong provider of high quality security and compliance services to the healthcare industry.

In connection with the SPA, the Company and the Stockholders also entered into a registration rights agreement (the "Registration Rights Agreement") and employment agreements, each of which is discussed below.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement between Auxilio and the Stockholders, Auxilio agreed to grant piggy-back registration rights under certain circumstances, and demand registration rights under other circumstances.  Briefly, for the piggy-back rights, if Auxilio proposes to register the sale of any of its stock or other securities under the Securities Act of 1933, as amended (the "Securities Act") in connection with the public offering of such securities solely for cash, or the resale of shares of its common stock by other selling stockholders, Auxilio agreed that prior to such filing, it will give written notice to the Stockholders of its intention to do so. Upon the written request of a Stockholder given within twenty (20) days after Auxilio provides such notice (which request shall state the intended method of disposition of such registrable securities by the Stockholder), Auxilio will file a registration statement to register the resale of all such registrable securities which Auxilio has been requested by such Stockholder to register. With respect to the demand registration rights, Auxilio agreed that in the event that Auxilio fails to file timely public reports with the U.S. Securities and Exchange Commission if and as required by the Securities Exchange Act of 1934, as amended, then the Stockholders shall have the right, by delivering written notice to Auxilio (a "Demand Notice"), to require Auxilio to register the number of registrable securities requested to be so registered pursuant to the terms of the Registration Rights Agreement (a "Demand Registration"). Following the receipt of a Demand Notice for a Demand Registration, Auxilio agreed to file a registration statement not later than sixty (60) days after such Demand Notice, and will use its commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof. Additionally, pursuant to the Registration Rights Agreement, the rights of the Stockholders to deliver a Demand Notice for a Demand Registration shall not be effective at any time when the registrable securities held by such Stockholder may be resold under Rule 144 of the Securities Act without regard to any volume limitation requirements under Rule 144 of the Securities Act.

Changes in Management; Appointment of Directors; Resignation of Officer; Appointment of New Officers

Employment Agreements

In connection with the SPA, Auxilio and each of the Stockholders entered into an employment agreement, pursuant to which McMillan was appointed President and Chief Strategy Officer of Auxilio, and Mathews was appointed Executive Vice President of Auxilio.

McMillan Employment Agreement.  Auxilio and McMillan entered into an employment agreement (the "McMillan Employment Agreement"), pursuant to which Auxilio employs McMillan as President and Chief Strategy Officer of Auxilio. McMillan agreed that his duties for Auxilio and its subsidiaries CynergisTek, Inc. and Delphiis, Inc. would be substantially similar to those duties that McMillan has performed on behalf of CynergisTek, and would include, without limitation, responsibility for executive leadership and business development strategy.  McMillan also agreed to perform additional duties as reasonably assigned by Auxilio's Chief Executive Officer, and/or Board of Directors in order to advance the interests of Auxilio and its subsidiaries. The initial term of the McMillan Employment Agreement is 36 months from January 13, 2017, and will automatically renew for subsequent 12-month terms unless either party provides written notice to the other party of a desire to not renew the employment.

Pursuant to the McMillan Employment Agreement, McMillan's base salary will be $250,000, and he is entitled to incentive bonus compensation and equity compensation (consisting of stock options), as set forth in the McMillan Employment Agreement.  Auxilio has the right to terminate McMillan's employment without cause at any time on thirty (30) days' advance written notice to McMillan. Additionally, McMillan has the right to resign for "Good Reason" (as defined in the McMillan Employment Agreement) on thirty (30) days' written notice.  In the event of (i) such termination without cause, or (ii) McMillan's inability to perform the essential functions of his position due to a mental or physical disability or his death,  or (iii) McMillan's resignation for Good Reason, McMillan is entitled to receive the base salary then in effect and full target annual bonus, prorated to the date of termination, and a "Severance Payment" equivalent to (a) payment of compensation for an additional twelve months, payable as a lump sum, and (b) the acceleration of all unvested stock options and warrants then held by McMillan, subject to certain conditions set forth in the McMillan Employment Agreement.  In addition, if McMillan is terminated by Auxilio without cause (as defined in the McMillan Employment Agreement), certain of the Earn-out Payments will accelerate and become immediately due and payable, as set forth in the SPA.  If McMillan resigns for other than Good Reason, he will be entitled to receive the base salary for the thirty (30) day written notice period, but no other amounts.

Michael McMillan - Biographical Information

Michael "Mac" McMillan is the co-founder and CEO of CynergisTek. He has served in this role since 2003.  He is a member of CHIME's AEHIS Advisory Board, recognized as a HIMSS Fellow and former Chair of the HIMSS Privacy & Security Policy Task Force. Mr. McMillan brings nearly 40 years of combined intelligence, security countermeasures and consulting experience from positions within the government and private sector and has worked in the healthcare industry since his retirement from the federal government in 2000.

Mr. McMillan is a thought leader in compliance, security and privacy issues in healthcare, contributing to several industry trade publications and blogs. He was recognized in Becker's Hospital Review's lists of influential healthcare IT leaders by both its writers and readers in 2015, and was named one of the top 10 health information security influencers of 2013 by HealthInfoSecurity. He currently sits on several other advisory boards, including HIT Exchange HealthTech Industry, HCPro Editorial Advisory Board HealthInfoSecurity Editorial Advisory Board and HealthCare's Most Wired™ Survey Advisory Board. McMillan also presents regularly at industry association events, such as CHIME, HCCA, HIMSS and AHIMA, and was a contributing author to the HIMSS book, "Information Security in Healthcare: Managing Risk."

Mr. McMillan served as Director of Security for two separate defense agencies, and sat on numerous interagency intelligence and security countermeasures committees while serving in the U.S. government. He holds a Master of Arts degree in National Security and Strategic Studies from the U.S. Naval War College and a Bachelor of Science degree in Education from Texas A&M University. He is a graduate of the Senior Officials in National Security program at the JF Kennedy School of Government at Harvard University and a 1993/4 Excellence in Government Fellow.

Mathews Employment Agreement.  Auxilio and Mathews entered into an employment agreement (the "Mathews Employment Agreement"), pursuant to which Auxilio employs Mathews as Executive Vice President of Auxilio. Mathews agreed that his duties for Auxilio and its subsidiaries CynergisTek, Inc. and Delphiis, Inc. would be substantially similar to those duties that Mathews has performed on behalf of CynergisTek, and would include, without limitation, day-to-day P&L responsibility for the cybersecurity service business line.  Mathews also agreed to perform additional duties as reasonably assigned by Auxilio's President, Chief Executive Officer, and/or Board of Directors in order to advance the interests of Auxilio and its subsidiaries. The initial term of the Mathews Employment Agreement is 36 months from January 13, 2017, and will automatically renew for subsequent 12-month terms unless either party provides written notice to the other party of a desire to not renew the employment.

Pursuant to the Mathews Employment Agreement, Mathews's base salary will be $250,000, and he is entitled to incentive bonus compensation and equity compensation (consisting of stock options), as set forth in the Mathews Employment Agreement.  Auxilio has the right to terminate Mathews's employment without cause at any time on thirty (30) days' advance written notice to Mathews. Additionally, Mathews has the right to resign for "Good Reason" (as defined in the Mathews Employment Agreement) on thirty (30) days' written notice.  In the event of (i) such termination without cause, or (ii) Mathews's inability to perform the essential functions of his position due to a mental or physical disability or his death,  or (iii) Mathews's resignation for Good Reason, Mathews is entitled to receive the base salary then in effect and full target annual bonus, prorated to the date of termination, and a "Severance Payment" equivalent to (a) payment of compensation for an additional twelve months, payable as a lump sum, and (b) the acceleration of all unvested stock options and warrants then held by Mathews, subject to certain conditions set forth in the Mathews Employment Agreement.  In addition, if Mathews is terminated by Auxilio without cause (as defined in the Mathews Employment Agreement), certain of the Earn-out Payments will accelerate and become immediately due and payable, as set forth in the SPA.  If Mathews resigns for other than Good Reason, he will be entitled to receive the base salary for the thirty (30) day written notice period, but no other amounts.

Dr. Michael Mathews - Biographical Information

Dr. Michael G. Mathews is the president and chief operating officer for CynergisTek and directs all facets of service delivery and the day-to-day operations of the company. He has served in this role since 2003.  He is also the chief technologist and a subject matter expert in information security architecture and assessments, risk analysis, policy development, network security, and host-based security across the financial, healthcare, pharmaceutical, Internet, telecommunication, and defense industries. He is the former Chief Security Officer at Parkland Health and Hospital System.

Prior to his service with Parkland, Dr. Mathews served as Master Security Architect for Exodus Communications where, among other customers, he worked with Visa USA to write the original Cardholder Information Security Program (CISP) audit standard for third parties (which has subsequently evolved into the current Payment Card Industries – Data Security Standard (PCI-DSS). Before joining Exodus, Dr. Mathews was Senior Network Engineer for TRW Space & Defense, where he provided services to the United States Air Force and National Security Agency.

Dr. Mathews holds a Ph.D. in chemical physics from Tulane University and a Bachelor of Science in chemistry and philosophy from Spring Hill College.  His certifications include CCIE, CISM, CISSP, CGEIT, CRISC, RHCE, SCNA/SCSA, MCSE2K.

Appointment of New Directors; Resignation of Officer; Appointment of New Officers

In addition to their appointments as officers of Auxilio, in connection with the closing of the CynergisTek Transaction, on January 13, 2017, McMillan and Mathews were appointed to fill newly created seats on the Board of Directors of Auxilio.  As of the date of this Current Report, Auxilio had not determined what committees, if any, McMillan or Mathews may be named.

In connection with Mr. McMillan's appointment, on January 13, 2017, Joseph J. Flynn resigned from his position as President of Auxilio. He remains its Chief Executive Officer.  Mr. Flynn's resignation was in connection with the closing of the CynergisTek Transaction, and was not due to any dispute or disagreement with Auxilio.

 Summaries of Agreements not Complete; Qualified by Reference to Full Agreements

The foregoing summaries of the terms and conditions of the SPA, the Registration Rights Agreement, the Mathews Employment Agreement and the McMillan Employment Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the SPA, the Registration Rights Agreement, the Mathews Employment Agreement and the McMillan Employment Agreement, which are included as exhibits hereto.

Sales of Unregistered Equity Securities

Issuance of Auxilio Common Stock as Securities Consideration

The Auxilio Stock issued as the Securities Consideration in the SPA was issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act, together with regulations promulgated thereunder by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) there was no public offering or general solicitation with respect to the offering of such shares, (b) each Stockholder was provided with certain disclosure materials and all other information requested with respect to Auxilio, (c) each Stockholder acknowledged that the Auxilio Stock was being acquired for investment intent and constitute "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act, (d) each Stockholder represented and warranted that he is an "accredited investor" as defined in Rule 501(a) under the Securities Act, and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Amended and Restated Credit Agreement and Related Agreements

Also on January 13, 2017,  Auxilio, and its subsidiaries Auxilio Solutions, Inc., a California corporation ("Solutions"), Delphiis, Inc., a California corporation ("Delphiis"), and immediately upon the consummation of the CynergisTek Transaction, CynergisTek (with Auxilio, Solutions, Delphiis, CynergisTek and such other subsidiaries collectively referred to as "Borrowers"), entered into an Amended and Restated Credit Agreement (the "A&R Credit Agreement") with ZB, N.A., dba California Bank and Trust ("CBT"), and Avidbank, a California banking corporation ("Avidbank," and together with CBT, the "Lenders"), as well as Avidbank in its capacity as contractual representative for itself and the other lender ("Agent").

By way of background, Auxilio and Solutions on the one hand and Avidbank on the other hand previously entered into a Loan and Security Agreement, dated as of April 19, 2012 (as amended to date, the "Original Credit Agreement"), pursuant to which Avidbank extended to Auxilio and Solutions a term loan and a revolving line of credit.  Subsequently, Auxilio advised Agent that Auxilio desired to acquire 100% of the ownership interests of CynergisTek pursuant to the SPA.  The CynergisTek Transaction is prohibited by Section 7.3 of the Original Credit Agreement.

Borrowers requested that Lenders (1) consent to the CynergisTek Transaction, and (2) provide additional financing in order to finance, in part, Auxilio's obligations under the SPA.  Agent and Lenders agreed with such request in accordance with and subject to the terms and conditions of the A&R Credit Agreement and other related documents defined in the A&R Credit Agreement (the "Loan Documents").  In connection with the entry into the A&R Credit Agreement, the parties to the A&R Credit Agreement agreed that CynergisTek automatically would become a Borrower under the A&R Credit Agreement and under the Loan Documents on the closing date immediately upon consummation of the CyergisTek Transaction (and not prior thereto), without further action required by any party.

Accordingly, the parties to the A&R Credit Agreement agreed that the A&R Credit Agreement and the Loan Documents would amend and restate the Original Credit Agreement in its entirety, and continue the obligations incurred thereunder and evidenced thereby.  Additionally, any amounts outstanding under the Original Credit Agreement were repaid in full immediately prior to the execution of the A&R Credit Agreement.

Loan Facilities

Term Loans:  Pursuant to the A&R Credit Agreement, the Lenders agreed to provide term loans in the aggregate amount of $14,000,000.00 to Auxilio, which was paid to the Stockholders as part of the Cash Consideration in the CynergisTek Transaction (described above).  The term loans bear interest at a rate of Prime plus 1.5%, and the loans mature on January 12, 2022.

Revolving Line of Credit: Additionally, pursuant to the A&R Credit Agreement, the Lenders agreed to provide revolving loans to the Borrowers in an aggregate amount of up to $5,000,000. At the closing of the CynertisTek Transaction, no draws were made on the revolving loans.

Security Agreement

In connection with the A&R Credit Agreement, the Borrowers and the Agent entered into a security agreement (the "Security Agreement"), pursuant to which each of the Borrowers agreed to grant to Agent, for the ratable benefit of itself, the Lenders and the other secured parties, a first priority security interest in certain collateral to secure prompt payment and performance of the secured obligations under the A&R Credit Agreement.  Pursuant to the Security Agreement, the "Collateral" was defined as including any and all (all such terms as defined in the Security Agreement) of the Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Instruments, Inventory, Investment Property, General Intangibles, Letter of Credit Rights, Negotiable Collateral, Supporting Obligations, Vehicles, Grantors' Books, in each case whether now existing or hereafter acquired or created, any money or other assets of any Grantor that now or hereafter come into the possession, custody, or control of Agent and any Proceeds or products of any of the foregoing, or any portion thereof.  In connection with the grant of the security interest in the Collateral, each of the Borrowers made standard representations and warranties relating to ownership of the collateral, location and control of the collateral, and certain rights to payment.

Seller Subordination Agreement

Additionally, in connection with the A&R Credit Agreement and the CynergisTek transaction, Mathews, McMillan, Auxilio, and Avidbank entered into a subordination agreement (the "Subordination Agreement"), pursuant to which Mathews and McMillan agreed that unless and until all of Auxilio's obligations under the A&R Credit Agreement has been repaid in full, Mathews and McMillan would not, except as provided in the Subordination Agreement, ask, demand, sue for, take or receive, or retain, from Auxilio or any other person or entity, by setoff or in any other manner, payment of all or any part of the Subordinate Debt (as defined below), or take any other action with respect to the Subordinate Debt; forgive, cancel or discharge any of the Subordinate Debt; ask, demand or receive any security for the Subordinate Debt; amend any documents relating to the Subordinate Debt or any other agreement, instrument or document evidencing or executed in connection with the Subordinate Debt in a manner that could reasonably be expected to be adverse to Lenders or Agent (or any other holders of the obligations arising under the A&R Credit Agreement); or bring or join with any creditor in bringing any insolvency proceeding against Auxilio. Additionally, Mathews and McMillan each directed Auxilio to make, and Auxilio agreed to make, such prior payment of Auxilio's obligations under the A&R Credit Agreement to Agent and the Lenders.  The Subordination Agreement defines "Subordinate Debt" to include all debt of Auxilio owing to Mathews and McMillan (or either of them) (a) under the Seller Notes or (b) in respect of the Earn Out Payments (described above), in either case whether now existing or hereafter arising and including all principal, premium, interest, fees, attorneys' fees, costs, charges, expenses, reimbursement obligations, any other indemnities or guarantees in each case with respect thereto, in each case whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.  So long as the Borrowers are not in default under the terms of the A&R Credit Agreement, Auxilio may make regular payments to the Stockholders under the Seller Notes.

Item 7.01  Regulation FD Disclosure.

On January 17, 2017, Auxilio issued a press release regarding closing of the CynergisTek Transaction and the A&R Credit Agreement, which is attached hereto as Exhibit 99.10.

The press release included as Exhibit 99.10 will be deemed to be "furnished" rather than "filed," pursuant to the rules of the Securities and Exchange Commission.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

Financial statements of CynergisTek, Inc. ("CynergisTek") as required for the periods specified in Rule 8-04(b) of Regulation S-X, and meeting the requirements of Regulation S-X, are not included in this Report.  The Company will provide the required financial statements of CynergisTek by amendment of this Current Report within 71 days of the filing of this Current Report.

(b)  Pro forma financial information.

Pro forma financial information, if and as required by Rule 8-05 of Regulation S-X, and meeting the requirements of Regulation S-X, are not included in this Report.  If pro forma financial information is required with respect to the transaction described above, the Company will provide such required pro forma financial information by amendment of this Current Report within 71 days of the filing of this Current Report.

(d)  Exhibits

Exhibit No.                       Description of Exhibit

99.1   Stock Purchase Agreement
99.2   Registration Rights Agreement
99.3   Michael Mathews Promissory Note
99.4   Michael McMillan Promissory Note
99.5   Michael Mathews Employment Agreement
99.6   Michael McMillan Employment Agreement
99.7   Amended and Restated Credit agreement
99.8   Security Agreement
99.9   Subordination Agreement
99.10 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIO, INC.

Date:	January 17, 2017
By:	/s/ Paul T. Anthony
Name:	Paul T. Anthony
Title:	Chief Financial Officer